NEWS RELEASE
Arlo Reports Fourth Quarter and Full Year 2025 Results

Annual recurring revenue (ARR)(1) ended at $330 million, growing 28% year over year

Full year subscriptions and services revenue of $316 million, growing 30% year over year

Full year GAAP gross margin of 44%, growing 730 basis points and non-GAAP gross margin(2) of 45%, growing 750 basis points

Full year adjusted EBITDA(2) of $75 million; adjusted EBITDA margin of 14%

Carlsbad, California – February 26, 2026 – Arlo Technologies, Inc. (NYSE: ARLO), a leading smart home security platform company, today reported financial results for the fourth quarter and full year ended December 31, 2025.

“Arlo’s subscription services strategy delivered blockbuster results in 2025 generating record levels of subscription revenue and profitability with nearly 30% growth in ARR and subscriptions and services revenue, as well as a 750-basis point improvement in non-GAAP consolidated gross margin for the full year. That success translated into tremendous Adjusted EBITDA growth of over 85% and an Adjusted EBITDA margin of 14% for the full year,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “And we are excited to announce a partnership with Comcast to provide connected home security solutions to millions of its Xfinity Internet households in the United States. As you can see from the caliber of our strategic relationships, Arlo is the preferred partner in the smart security space and these deals will accelerate our momentum towards achieving our long-range targets.”

Q4 2025 Financial Summary

•Ended with ARR(1) of $330.5 million, growing 28.4% year over year.
•Record subscriptions and services revenue of $89.4 million, an increase of 39.4% year over year, accounting for 63.3% of total revenues.
•GAAP subscriptions and services gross margin of 82.8% and non-GAAP subscriptions and services gross margin of 84.0%; up 160 and 230 basis points year over year, respectively.
•Record GAAP gross margin of 46.4% and record non-GAAP gross margin of 47.8%; up 950 and 1030 basis points year over year, respectively.
•Adjusted EBITDA(2) of $23.3 million, up 138.2% year over year with adjusted EBITDA margin of 16.5%.
•GAAP EPS of $0.05 and record non-GAAP EPS of $0.22.
•Cumulative paid accounts increased to 5.7 million, growing 23.7% year over year.
•Cash and cash equivalents and short-term investments of $166.4 million, up $15.0 million year over year.

Full Year 2025 Financial Summary

•Subscriptions and services revenue of $316.4 million, an increase of 30.2% year over year, accounting for 59.8% of total revenue.
•GAAP subscriptions and services gross margin of 83.5% and non-GAAP subscriptions and services gross margin of 84.3%; up 600 and 620 basis points year over year, respectively.
•GAAP gross margin of 44.0% and non-GAAP gross margin of 45.1%; up 730 and 750 basis points year over year, respectively.
•Adjusted EBITDA(2) of $74.7 million, up 85.4% year over year with adjusted EBITDA margin of 14.1%.
•GAAP EPS of $0.14 and non-GAAP EPS of $0.70.
•Free cash flow (FCF)(3) of $66.9 million with FCF margin of 12.6%.

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 28, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(In thousands, except percentage and per share data)
Revenue	$141,297	$139,529	$121,572	$529,297	$510,886
GAAP gross margin	46.4%	40.5%	36.9%	44.0%	36.7%
Non-GAAP gross margin (2)	47.8%	41.4%	37.5%	45.1%	37.6%
GAAP earnings (loss) per share - basic	$0.05	$0.07	$(0.05)	$0.14	$(0.31)
Non-GAAP EPS - diluted (2)	$0.22	$0.16	$0.10	$0.70	$0.40
_________________________
(1)    ARR represents and is defined as the annualized paid subscriptions and services revenue we expect to recognize from subscription contracts, as calculated by taking the average paid subscriptions and services revenue per paid account of the reporting period multiplied by the number of paid accounts at the end of the reporting period.

(2)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis is provided at the end of this press release.

(3)     FCF is calculated as net cash provided by operating activities less capital expenditures. FCF margin is the FCF divided by revenue.

Q1 2026 Outlook (4) (5)

A reconciliation of our outlook on a GAAP and non-GAAP basis is provided for the three months ended March 29, 2026 in the following table:

	Revenue	EPS - diluted
(In millions, except per share data)
GAAP	$135 - $145	$0.01 - $0.07
Adjustments for stock-based compensation expense and others	—	$0.16
Non-GAAP	$135 - $145	$0.17 - $0.23
_________________________
(4)    The outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

(5)    The current global tariff environment is uncertain. Our products are manufactured outside the U.S., and consequently tariffs increase our product costs, which could impact our sales and reduces our product margin. The outlook ranges include the impact of our current estimate on tariff costs.

Investor Conference Call / Webcast Details

Arlo will review the fourth quarter and full-year 2025 results and discuss management’s expectations for the first quarter and full-year 2026 today, Thursday, February 26, 2026 at 5:00 p.m. ET (2:00 p.m. PT). To view the accompanying presentation, a live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. The toll-free dial-in number for the live audio call is (833) 470-1428. The international dial-in number for the live audio call is (646) 844-6383. The conference ID for the call is 913053. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is an award-winning, industry leader that is transforming the ways in which people can protect everything that matters to them with advanced home, business, and personal security solutions. Arlo’s deep expertise in AI- and CV-powered analytics, cloud services, user experience and product design, and innovative wireless and RF connectivity enables the delivery of a seamless, smart security experience for Arlo users that is easy to set up and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning connected devices, software and services. These include wire-free, smart Wi-Fi and LTE-enabled security cameras, video doorbells, floodlights, security system, and Arlo's subscription services: Arlo Secure and Arlo Safe.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to implementing industry standards for data protection designed to keep users’ personal information private and in their control. Arlo does not monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2026 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Tahmin Clarke
investors@arlo.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 for Arlo Technologies, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent our expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding our potential future business, operating performance and financial condition, including descriptions of our expected revenue and profitability (and related timing), GAAP and non-GAAP gross margins, adjusted EBITDA and adjusted EBITDA margins, tax rates, expenses, cash outlook, free cash flow and free cash flow margins; strategic objectives and initiatives; the recurring revenue and services first business model; expectations regarding market expansion and future growth and expectations for 2026 to be a pivotal year for our company; expectations regarding our ability to leverage our strategic partnerships to accelerate our momentum towards achieving our long-range targets; and others. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for our products may be lower than anticipated, including due to inflation, fluctuating consumer confidence, banking failures and high interest rates; we may be unsuccessful in developing and expanding our sales and marketing capabilities; we may not be able to increase sales of our paid subscription services; consumers may choose not to adopt our new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; we may be unsuccessful or experience delays in manufacturing and distributing our new and existing products; and we may fail to manage costs and cost saving initiatives, the cost of developing new products and manufacturing and distribution of our existing offerings. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Under the current U.S. administration, tariffs, and retaliatory tariffs imposed by other nations, have created a dynamic and unpredictable trade landscape, which is adversely impacting, and may continue to adversely impact, our business. Current or future tariffs impacting our products, which are manufactured outside of the United States, have raised and may further raise our product costs. In addition, other trade restrictions could negatively impact our ability to obtain finished products from our ex-U.S. manufacturers and suppliers and, therefore, delay or impede our product deliveries. Tariff-related cost pressures and supply chain disruptions may lead to reputational harm if we are unable to deliver products or services on expected timelines or if any price increases are poorly received by customers or business partners. Furthermore, ongoing uncertainty regarding trade disputes and other political tensions between the United States and other countries, including in Asia, may also exacerbate unfavorable macroeconomic conditions, which may negatively impact international customer demand for our products or services and may lead to increased preference for local competitors. While we continue to monitor these developments, the full impact of these risks remains uncertain, and any prolonged economic downturn, escalation in trade tensions or deterioration in international perception of U.S.-based companies could materially and adversely affect our business, results of operations and financial condition.

Further information on potential risk factors that could affect our business are detailed in our periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. We undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

To supplement our unaudited financial data prepared on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income and non-GAAP earnings per diluted share. These supplemental measures exclude adjustments for stock-based compensation expense, gain on early lease termination, amortization of software development cost, depreciation expenses, other non-recurring costs, and the related tax effects. In addition, we use free cash flow as a non-GAAP measure when assessing the sources of liquidity, capital resources, and quality of earnings. We believe that free cash flow is helpful in understanding our capital requirements and provides an additional means to reflect the cash flow trends in our business.

These non-GAAP measures are not in accordance with, or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

•the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•the ability to better identify trends in our underlying business and perform related trend analyses;
•a better understanding of how management plans and measures our underlying business; and
•an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of restricted stock units , performance-based restricted stock units, and shares under the employee stock purchase plan granted to employees, and the payroll taxes associated with stock-based compensation. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other non-GAAP items are the result of either unique or unplanned events, including, when applicable: gain on early lease termination, amortization of software development cost, depreciation expenses, other non-recurring costs, and the related tax effects. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Source: Arlo-F

***Financial Tables

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$146,440	$82,032
Short-term investments	19,985	69,419
Accounts receivable, net	39,666	57,332
Inventories	41,185	40,633
Prepaid expenses and other current assets	13,210	13,190
Total current assets	260,486	262,606
Property and equipment, net	13,158	4,765
Operating lease right-of-use assets, net	9,195	15,698
Goodwill	11,038	11,038
Long-term investment	12,500	—
Other non-current assets	4,171	4,293
Total assets	$310,548	$298,400

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$42,826	$63,784
Deferred revenue	37,139	27,248
Accrued liabilities	92,372	85,730
Total current liabilities	172,337	176,762
Non-current operating lease liabilities	6,743	18,357
Other non-current liabilities	3,627	2,372
Total liabilities	182,707	197,491
Commitments and contingencies
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 105,030,947 at December 31, 2025 and 100,885,158 at December 31, 2024	105	101
Additional paid-in capital	510,759	498,739
Accumulated other comprehensive income	16	34
Accumulated deficit	(383,039)	(397,965)
Total stockholders’ equity	127,841	100,909
Total liabilities and stockholders’ equity	$310,548	$298,400

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except percentage and per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 28, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue:
Subscriptions and services	$89,390	$79,942	$64,147	$316,356	$242,998
Products	51,907	59,587	57,425	212,941	267,888
Total revenue	141,297	139,529	121,572	529,297	510,886
Cost of revenue:
Subscriptions and services	15,412	12,424	12,029	52,336	54,613
Products	60,352	70,599	64,689	244,120	268,769
Total cost of revenue	75,764	83,023	76,718	296,456	323,382
Gross profit	65,533	56,506	44,854	232,841	187,504
Gross margin	46.4%	40.5%	36.9%	44.0%	36.7%
Operating expenses:
Research and development	20,852	18,144	15,267	73,650	73,183
Sales and marketing	23,077	20,459	20,823	84,842	73,723
General and administrative	16,887	15,091	14,304	66,097	72,134
Other operating expense	—	1,940	488	2,181	3,356
Total operating expenses	60,816	55,634	50,882	226,770	222,396
Income (loss) from operations	4,717	872	(6,028)	6,071	(34,892)
Operating margin	3.3%	0.6%	(5.0)%	1.1%	(6.8)%
Other income, net:
Gain on early lease termination	—	4,144	—	4,144	—
Interest income, net	1,284	1,508	1,303	5,452	5,584
Other income (expense), net	102	503	(4)	—	(104)
Total other income, net	1,386	6,155	1,299	9,596	5,480
Income (loss) before income taxes	6,103	7,027	(4,729)	15,667	(29,412)
Provision for income taxes	339	154	132	741	1,092
Net income (loss)	$5,764	$6,873	$(4,861)	$14,926	$(30,504)

Earnings (loss) per share:
Basic	$0.05	$0.07	$(0.05)	$0.14	$(0.31)
Diluted	$0.05	$0.06	$(0.05)	$0.14	$(0.31)
Weighted-average common shares outstanding:
Basic	105,434	105,198	100,687	104,203	98,630
Diluted	110,353	109,638	100,687	110,156	98,630

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$14,926	$(30,504)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense, net of amounts capitalized	62,333	68,657
Depreciation and amortization	3,931	3,200
Gain on early lease termination	(4,144)	—
Allowance for credit losses and non-cash changes to reserves	888	2,085
Deferred income taxes	(216)	(13)
Discount accretion on investments and other	(2,662)	(3,259)
Changes in assets and liabilities:
Accounts receivable, net	17,653	8,228
Inventories	(1,428)	(4,510)
Prepaid expenses and other assets	318	(3,577)
Accounts payable	(21,068)	8,289
Deferred revenue	11,064	9,437
Accrued and other liabilities	(2,873)	(6,727)
Net cash provided by operating activities	78,722	51,306
Cash flows from investing activities:
Purchases of property and equipment, including capitalized software	(11,826)	(2,688)
Purchases of short-term investments	(112,932)	(205,068)
Purchase of long-term investment	(12,500)	—
Proceeds from maturities of short-term investments	165,012	218,596
Net cash provided by investing activities	27,754	10,840
Cash flows from financing activities:
Proceeds related to employee benefit plans	3,531	8,365
Repurchase of common stock	(45,599)	(4,421)
Restricted stock unit withholdings	—	(44,711)
Net cash used in financing activities	(42,068)	(40,767)
Net increase in cash, cash equivalents, and restricted cash	64,408	21,379
Cash, cash equivalents, and restricted cash, at beginning of period	82,032	60,653
Cash, cash equivalents, and restricted cash, at end of period	$146,440	$82,032
Supplemental cash flow information:
Cash paid for income taxes, net	$1,219	$1,156
Non-cash investing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$470	$708
Stock-based compensation expense capitalized for software development	$1,637	$—

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)
(In thousands, except percentage data)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 28, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP gross profit:
Subscriptions and services	$73,978	$67,518	$52,118	$264,020	$188,385
Products	(8,445)	(11,012)	(7,264)	(31,179)	(881)
Total GAAP gross profit	65,533	56,506	44,854	232,841	187,504
GAAP gross margin:
Subscriptions and services	82.8%	84.5%	81.2%	83.5%	77.5%
Products	(16.3)%	(18.5)%	(12.6)%	(14.6)%	(0.3)%
Total GAAP gross margin	46.4%	40.5%	36.9%	44.0%	36.7%
Stock-based compensation expense - Subscriptions and services cost	242	121	(19)	823	692
Stock-based compensation expense - Products cost	963	492	426	2,997	3,333
Amortization of software development cost	864	364	290	1,841	744
Others	—	233	—	233	—
Non-GAAP gross profit:
Subscriptions and services	75,084	68,003	52,389	266,684	189,821
Products	(7,482)	(10,287)	(6,838)	(27,949)	2,452
Total Non-GAAP gross profit	$67,602	$57,716	$45,551	$238,735	$192,273
Non-GAAP gross margin:
Subscriptions and services	84.0%	85.1%	81.7%	84.3%	78.1%
Products	(14.4)%	(17.3)%	(11.9)%	(13.1)%	0.9%
Total Non-GAAP gross margin	47.8%	41.4%	37.5%	45.1%	37.6%

GAAP net income (loss)	$5,764	$6,873	$(4,861)	$14,926	$(30,504)
Stock-based compensation expense	17,200	13,138	14,498	62,333	68,657
Depreciation and amortization	1,345	899	807	3,931	3,200
Other cost and operating expense	—	2,173	488	2,414	3,356
Gain on early lease termination	—	(4,144)	—	(4,144)	—
Interest income, net	(1,284)	(1,508)	(1,303)	(5,452)	(5,584)
Other (income) expense, net	(102)	(503)	4	—	104
Provision for income taxes	339	154	132	741	1,092
Adjusted EBITDA	$23,262	$17,082	$9,765	$74,749	$40,321
Adjusted EBITDA margin	16.5%	12.2%	8.0%	14.1%	7.9%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED) (CONTINUED)
(In thousands, except percentage and per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 28, 2025	December 31, 2024	December 31, 2025	December 31, 2024

GAAP net income (loss)	$5,764	$6,873	$(4,861)	$14,926	$(30,504)
Stock-based compensation expense	17,200	13,138	14,498	62,333	68,657
Gain on early lease termination	—	(4,144)	—	(4,144)	—
Others	949	2,190	778	4,144	4,100
Non-GAAP net income	$23,913	$18,057	$10,415	$77,259	$42,253

GAAP earnings (loss) per share - basic	$0.05	$0.07	$(0.05)	$0.14	$(0.31)
Stock-based compensation expense	0.16	0.11	0.15	0.57	0.66
Gain on early lease termination	—	(0.04)	—	(0.04)	—
Others	0.01	0.02	—	0.03	0.05
Non-GAAP EPS - diluted	$0.22	$0.16	$0.10	$0.70	$0.40

Weighted-average common shares outstanding:
Basic	105,434	105,198	100,687	104,203	98,630
Diluted	110,353	109,638	107,125	110,156	106,695

Free cash flow:
Net cash provided by operating activities	$19,770	$19,202	$6,671	$78,722	$51,306
Less: purchases of property and equipment, including capitalized software	(1,830)	(4,218)	(1,076)	(11,826)	(2,688)
Free cash flow (1)	$17,940	$14,984	$5,595	$66,896	$48,618
Free cash flow margin (1)	12.7%	10.7%	4.6%	12.6%	9.5%
_________________________
(1)    Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Free cash flow margin is the free cash flow divided by revenue.

ARLO TECHNOLOGIES, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
(In thousands, except headcount and per share data)

	As of and for the three months ended
	December 31, 2025	September 28, 2025	June 29, 2025	March 30, 2025	December 31, 2024

Cash, cash equivalents and short-term investments	$166,425	$165,544	$160,401	$153,106	$151,451

Accounts receivable, net	$39,666	$76,698	$61,450	$46,054	$57,332
Days sales outstanding	26	50	43	34	44

Inventories	$41,185	$44,371	$30,877	$34,559	$40,633
Inventory turns	5.9	6.4	7.7	6.3	6.4

Weeks of channel inventory:
U.S. retail channel	10.1	12.5	12.5	12.8	7.7
U.S. distribution channel	3.0	5.5	11.0	12.6	9.4
APAC distribution channel	5.2	3.7	8.2	8.4	8.5

Deferred revenue (current and non-current)	$38,615	$40,515	$42,544	$43,177	$27,551

Cumulative registered accounts (1)	12,141	11,792	11,237	10,930	10,823
Cumulative paid accounts (2)	5,687	5,396	5,115	4,897	4,599
Annual recurring revenue (ARR) (3)	$330,489	$323,150	$315,655	$276,357	$257,332

Headcount	376	374	382	369	360
Non-GAAP diluted shares	110,353	109,638	108,061	108,285	107,125
_________________________
(1)    Registered accounts at the end of a particular period are defined as the number of unique registered accounts on the Arlo platform. The number of registered accounts on the Arlo platform does not directly correspond to the number of users. A single account may be shared by multiple users (which we consider as one account) and a single user may have multiple accounts (which we consider as multiple accounts).

(2)    Paid accounts at the end of a particular period are defined as any account worldwide where a subscription-based or otherwise recurring service fee was collected by Arlo (either directly from a user or from a partner).

(3)    ARR represents and is defined as the annualized paid subscriptions and services revenue we expect to recognize from subscription contracts, as calculated by taking the average paid subscriptions and services revenue per paid account of the reporting period multiplied by the number of paid accounts at the end of the reporting period.

REVENUE BY GEOGRAPHY
(In thousands, except percentage data)

	Three Months Ended						Twelve Months Ended
	December 31, 2025		September 28, 2025		December 31, 2024		December 31, 2025		December 31, 2024

Americas	$103,910	73.5%	$83,831	60.1%	$70,309	57.8%	$339,740	64.2%	$266,075	52.1%
EMEA	31,583	22.4%	49,602	35.5%	44,841	36.9%	167,400	31.6%	220,821	43.2%
APAC	5,804	4.1%	6,096	4.4%	6,422	5.3%	22,157	4.2%	23,990	4.7%
Total	$141,297	100.0%	$139,529	100.0%	$121,572	100.0%	$529,297	100.0%	$510,886	100.0%